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                                                             EXHIBIT 23(a)
SUTHERLAND
ASBILL &                                1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law                        Tel: (202) 383-0100
                                        Fax: (202) 637-3593
                                        www.sablaw.com

                               January 24, 2000

STEPHEN E. ROTH
DIRECT LINE:  (202) 383-0158
Internet:  sroth@sablaw.com

VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the registration statement on Form S-1 for Golden American Life
Insurance Company (File No. 333-_______). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth

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